EXHIBIT 10.17

ARCHIPELAGO HOLDINGS, L.L.C.
2003 LONG-TERM INCENTIVE PLAN

1.                                       PURPOSE.

The purpose of the 2003 Long-Term Incentive Plan of Archipelago Holdings, L.L.C. (the “Plan”) is to promote the long term financial interests of Archipelago Holdings, L.L.C. (the “Company”), including its growth and performance, by encouraging key employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company’s members.

2.                                       DEFINITIONS.

The following definitions are applicable to the Plan:

“Award” shall mean an award determined in accordance with the terms of the Plan.

“Board of Managers” or “Board” shall mean the Board of Managers of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board of Managers. The Committee shall be composed of not less than two managers of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Share shall equal: (i) if the principal market for the Shares is a national securities exchange or NASDAQ, the closing price of a Share during regular trading hours on the exchange on which the Shares are then traded, or, if there are no sales of Shares on such exchange on such date, then the closing price of a Share during regular trading hours on the last previous day on which a sale on such exchange is reported or (ii) if (i) does not apply, the amount determined by the Committee (in its sole discretion) as the value of a Share.

“Good Reason” means, without Participant’s express written consent, the occurrence of any of the following events after a merger or sale described in Section 18 of this Plan: (i) any change in the duties or responsibilities (including reporting responsibilities) of Participant that is inconsistent in any material and adverse respect with Participant’s position(s), duties or responsibilities with the Company immediately prior to such merger or sale (including any material and adverse diminution of such duties or responsibilities), (ii) a material and adverse change in Participant’s titles or offices with the successor corporation as in effect immediately prior to such merger or sale, (iii) a reduction by the successor corporation in Participant’s rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target), or material reduction by the successor corporation in Participant’s aggregate employee benefits, as in effect immediately prior to such merger or sale or as the same may be increased from time to time thereafter, or (iv) any requirement of the successor corporation that Participant (A) be based anywhere more than fifty (50) miles from the office where Participant is located at the time of such merger or sale or (B) travel on successor corporation business to an extent substantially greater than the travel obligations of Participant immediately prior to such merger or sale.

“Participant” shall mean an employee of the Company or any subsidiary who is selected by the Committee to participate in the Plan.

“Share” shall mean a Class B Share of the Company or such other equity interest of the Company (or an affiliate of the Company) into which such shares may be converted or for which such shares may be exchanged.

“Successor Company” shall mean a company that is a successor to the business, operations and assets of the Company.

3.                                       SHARES SUBJECT TO THE PLAN.

Subject to adjustment from time to time as provided in Section 13 of this Plan, the number of Shares which can be issued pursuant to Awards under the Plan shall not exceed 10,907,125. The Shares issued under the Plan will be newly issued Shares of the Company.

Shares subject to an Award under the Plan that, in whole or in part, expire unexercised or that are forfeited, terminated or canceled and Shares surrendered or withheld from any Award under the Plan to satisfy a Participant’s income tax withholding shall thereafter again be available for grant under the Plan.

4.                                       ADMINISTRATION.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents or officers of the Company, or to one or more third party consultants, accountants, lawyers or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

The Committee (or its delegate, within limits established by the Committee, with respect to employees who are not subject to Section 16 of the Exchange Act) shall (i) select the Participants, determine the type, size and terms of Awards to be made to Participants, determine the Shares subject to Awards, the restrictions, conditions and contingencies to be applicable to Awards, and the time or times at which Awards shall be exercisable or at which restrictions, conditions and contingencies shall lapse, and (ii) have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (b) the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

No member of the Board or the Committee or any employee of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Award thereunder. Each such person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or incurred by such person in connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan or any Award and against and from any and all amounts paid by such person, with the Company’s approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that the Company shall have the right, at its own expense, to assume and defend the same. The foregoing right of indemnification shall not be available to a person to the extent that a final judgment or other final adjudication binding upon such person establishes that the acts or omissions of such person giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s governing documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

5.                                       ELIGIBILITY.

Awards under the Plan may be made to such employees of the Company and its subsidiaries as the Committee may select in its sole discretion. The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify that Participant from, any other grant of an Award.

6.                                       AWARDS.

Awards under the Plan may consist of Share options and Share appreciation rights.

7.                                       SHARE OPTIONS AND SHARE APPRECIATION RIGHTS.

The Committee shall establish the option price at the time each Share option is granted. Share options shall be exercisable for such period as specified by the Committee, but in no event may such options be exercisable for a period of more than ten years after their date of grant. The option price of each Share as to which a Share option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, and, if permitted by the Committee, may also be made (i) by tender of Shares owned by the Participant (which, if acquired pursuant to a compensatory plan of the Company, have been owned for at least six months) valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Shares as the Committee may establish, (ii) in such other consideration as the Committee deems appropriate, or (iii) by a combination of cash, Shares and such other consideration.

The Committee may grant Share appreciation rights in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Share appreciation rights may be granted in connection with all or any part of, or independently of, any Share option granted under the Plan. A Participant who receives a Share appreciation right shall have the right upon exercise, subject to the terms of the Plan and the applicable Award agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a Share on the date of exercise of the Share appreciation right over (b) the reference price of such right as set forth in the Award agreement (or over the option exercise price if the Share appreciation right is granted in connection with a Share option), multiplied by (c) the number of Shares with respect to which the right is exercised. Share appreciation rights shall be exercisable for such period as specified by the Committee, but in no event may such rights be exercisable for a period of more than ten years after their date of grant. Unless otherwise set forth in the Award agreement, payment to the Participant upon exercise of a Share appreciation right shall be made in cash or in Shares (valued at their Fair Market Value on the date of exercise of the Share appreciation right) or both, as the Committee shall determine in its sole discretion.

Upon the exercise of a Share appreciation right granted in connection with a Share option, the number of Shares subject to the option shall be correspondingly reduced by the number of Shares with respect to which the Share appreciation right is exercised. Upon the exercise of a Share option in connection with which a Share appreciation right has been granted, the number of Shares subject to the appreciation right shall be correspondingly reduced by the number of Shares with respect to which the option is exercised.

8.                                       AWARD AGREEMENTS.

Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award agreement.

9.                                       EXERCISABILITY OF SHARE OPTIONS AND SHARE APPRECIATION RIGHTS.

Unless otherwise determined by the Committee or set forth in the Award agreement, no Share option or Share appreciation right shall be exercisable prior to the earlier of (x) the consummation of an Initial Public Offering and (y) five years from the date of grant (the “Exercise Event”). An “Initial Public Offering” means an underwritten public offering of the Shares of the Company or of the common stock of the Successor Company pursuant to an effective registration statement under the Securities Act of 1933, after which such Shares or common stock are publicly held and listed for trading on a national securities exchange or quoted for trading by a reputable nationally recognized quotation service.

10.                                 WITHHOLDING.

The Company shall have the right to deduct from any payment or transfer to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any Shares under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy the minimum statutory tax withholding obligation by having the Company retain the number of Shares whose Fair Market Value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Company.

11.                                 NONTRANSFERABILITY.

No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any Share options or Share appreciation rights granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members; provided that no such transferee may thereafter further transfer any such Share options or Share appreciation rights. During the lifetime of the Participant, a Share option or Share appreciation right shall be exercisable only by the Participant or by the immediate family member or trust to whom such Share option or Share appreciation right has been transferred pursuant to the immediately preceding sentence. Any purported assignment or transfer made other than in accordance with this Section 11 shall be null and void.

For purposes of the Plan, (i) the term “immediate family” shall mean the Participant’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a Share option or Share appreciation right to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant.

12.                                 NO RIGHT TO EMPLOYMENT.

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder. Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Participant shall have any interest in, or lien or prior claim upon, any property of the Company or any subsidiary by reason of that obligation.

13.                                 ADJUSTMENT OF AND CHANGES IN SHARES.

In the event of any change in the outstanding Shares by reason of any share distribution or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other change, or any distributions to members other than regular cash distributions, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares issued or reserved for issuance pursuant to the Plan and outstanding Awards (including through adjustments to the option and reference prices of outstanding Awards).

14.                                 AMENDMENT.

The Board of Managers may amend, suspend or terminate the Plan or any portion thereof at any time.

15.                                 EFFECTIVE DATE AND TERMINATION.

The Plan shall be effective as of August 11, 2003. Subject to earlier termination by the action of the Board of Managers, Awards may be granted until August 11, 2013.

16.                                 PURCHASE FOR INVESTMENT.

Each person acquiring Shares pursuant to any Award may be required by the Company to furnish a representation that he or she is acquiring the Share so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to ensure that a resale or other disposition of the Share would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

17.                                 AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES.

Awards may be granted under the Plan in substitution for awards held by employees of a company who become employees of the Company or any subsidiary as a result of the merger or consolidation of the employer company with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employer company, or the acquisition by the Company or any subsidiary of stock or interests of the employer company as a result of which it becomes a subsidiary. The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

18.                                 MERGER, SALE OR LIQUIDATION OF THE COMPANY.

In the event of (i) a merger or consolidation (“merger”) of the Company with or into any other corporation or entity or (ii) a sale of all or substantially all of the Company’s assets (“sale”) to any other corporation or entity (in either case, the “successor corporation”), outstanding Awards shall either be (1) assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation or (2) if not so assumed or substituted, immediately vest (including treating any performance conditions as being met) and be cashed out by the Company based upon the Fair Market Value of the Shares, the exercise price or reference price of any Awards and the number of Shares subject to the Awards. For the purposes of this paragraph, an Award shall be considered assumed or substituted pursuant to clause (1) if in the reasonable determination of the Committee, (x) the aggregate intrinsic value (the difference between the fair market value and the exercise price per share) of the assumed or substituted award immediately after the merger or sale is at least as great as the aggregate intrinsic value of such Award immediately before such transaction and (y) the ratio of the exercise price per assumed or substituted award to the fair market value per share of successor corporation stock immediately after the merger or sale is at least as favorable to the Participant as the ratio on such Award immediately before such merger or sale. For purposes hereof, the term “merger” shall include any transaction in which another corporation acquires all of the issued and outstanding Shares of the Company.

In the event of a merger or sale (other than a sale or merger that precedes, and that was consummated principally to facilitate, an Initial Public Offering of the Shares) where the successor corporation assumes or substitutes for any outstanding Awards as provided above, if within 18 months of the consummation of such merger or sale the Participant’s employment with the successor corporation is terminated by the successor corporation other than for cause or the Participant terminates employment with the successor corporation for Good Reason, then (i) all of Participant’s outstanding Awards shall immediately vest (including treating any performance conditions as being met), (ii) all Awards will remain exercisable until the later of 12 months from such termination of employment and the occurrence of an Exercise Event and (iii) no gain in respect to the exercise of such Awards shall be subject to a right of recapture (notwithstanding any contrary provision in the Participant’s Award Agreement). For purposes hereof, the term “cause” shall have the meaning specified in the Participant’s Award agreement.

In the event of a liquidation or dissolution of the Company, outstanding Awards shall immediately vest and be cashed out by the Company based upon the Fair Market Value of the Shares, the exercise price (in the case of Share options) or reference price (in the case of Share appreciation rights) and the number of Shares subject to the Share options or Share appreciation rights.

19.                                 GOVERNING LAW.

The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware, without references to principles of conflicts of law.